Exhibit 5.1

December 18, 2023

Mangoceuticals, Inc.

15110 N. Dallas Parkway, Suite 600

Dallas, Texas 75248

Re:	Mangoceuticals, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Mangoceuticals, Inc., a Texas corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (as amended through the date hereof, the “Registration Statement”), relating to the registration by the Company of:

(i) up to 4,600,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), including up to 600,000 shares of Common Stock issuable upon exercise of the Underwriters’ (as defined below) over-allotment option,

(ii) warrants (the “Representative’s Warrants”) to purchase up to 322,000 shares of Common Stock of the Company to be issued to the Representative (as defined below) of the several Underwriters (as defined below) as additional compensation pursuant to the Underwriting Agreement (as defined below), and

(iii) up to 322,000 shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”).

The Shares, the Representative’s Warrants and the Representative’s Warrant Shares, are collectively referred to as the “Securities.” The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Boustead Securities, LLC, as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), the form of which has been or will be filed as Exhibit 1.1 to the Registration Statement. This opinion is being furnished in accordance with Item 601(b)(5)(i) of Regulation S-K.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we have deemed necessary or advisable for purposes of this opinion, including (i) the Company’s Certificate of Formation, as amended to date, (ii) the Company’s Bylaws, as amended to date, (iii) the Registration Statement and the exhibits thereto, (iv) the minutes, consents, resolutions, and applicable agreements relating to the sale, issuance and grant, of the Securities, (v) the form of Underwriting Agreement, (vi) the form of common stock purchase warrant evidencing the Representative’s Warrants, and (vii) such other agreements, certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we have deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, including the Registration Statement and, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; and (4) all the Securities will be issued and sold in the manner specified in the Registration Statement and the related prospectuses.

We have also assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) that all information contained in all documents reviewed by us is true, correct and complete.

With regard to our opinions concerning the Representative’s Warrants constituting valid and binding obligations of the Company:

A.	Our opinions are subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, conservatorship, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, impossibility of performance, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

B.	Our opinions are subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

C.	We express no opinion as to any provision of the Representative’s Warrants that: (a) provide for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relate to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restrict non-written modifications and waivers, (d) provide for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relate to exclusivity, election or accumulation of rights or remedies, (f) authorize or validate conclusive or discretionary determinations, or (g) provide that provisions of the Representative’s Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

D.	We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Representative’s Warrant.

E.	The opinions stated herein as to the enforceability of the Representative’s Warrants are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402, and (ii) principles of comity or constitutionality.

Based upon the foregoing, it is our opinion that:

1.	The Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.	The Representative’s Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative’s Warrants, will constitute legal, valid and binding agreements of the Company.

3.	The Representative’s Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative’s Warrants, will be validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Texas corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Texas Constitution and all applicable judicial and regulatory determinations. This opinion is limited to the laws of the State of Texas as in effect on the date hereof and as to the Representative’s Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York as in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

This opinion is expressly limited in scope to the Securities enumerated herein which are to be expressly covered by the referenced Registration Statement. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the accuracy or completeness of the information included in the Registration Statement or the compliance and conformity thereof with the rules and regulations of the SEC or the requirements of Form S-1.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is based upon the law in effect (and published or otherwise generally available) on the date hereof, (iii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iv) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading “Legal Matters” in the prospectus constituting a part of such Registration Statement. In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ The Loev Law Firm, PC
The Loev Law Firm, PC